SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

 SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)         July 23, 2013

 NEW GLOBAL ENERGY, INC.

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(Exact name of registrant as specified in its charter)

    WYOMING                     0-18954                    45-4349842

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(State or other jurisdiction          (Commission              (IRS Employer

of incorporation)                     File Number)           Identification No.)

109 East 17th Street,  Suite 4217,   Cheyenne, WY        82001

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(Address of principal executive offices)                                                       (Zip Code)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE        (307)  633-9192

Section 1.

Registrant’s Business and Operations

Item 1.01

Entry into a Material Definitive Agreement

The Company  entered into a Loan Agreement with Bio-Global Resources, Inc., a private unrelated company in the amount of $500,000 due July 19, 2015 with interest at the rate of 6.00% per annum.   As of this date, the Company had drawn down $13,000 of the face amount of the Loan.    Bio-Global Resources, Inc. is entitled to convert any amounts outstanding on the loan after 90 days from July 23, 2013 into the Company’s common stock at the rate of $0.25 per share.  In addition, to the extent funds are drawn against this Loan Agreement, Bio-Global Resources, Inc. is entitled pro rata to a 200,000 warrants to purchase common shares at a price of $3.00 per share until July 19, 2018.

Funds from this credit facility should provide funds for it to continue at an increased rate of operation including the assumption of operations of the Mecca and Thermal farms owned by AFT,  for more than 6 months without additional funding.   As of July 23, 2013 the Company has made a initial draw of $13,000 in proceeds from the loan.

Section 2.

Financial Information

Item 2.01

Completion of Acquisition or Disposition of  Assets

As of July 23, 2013,  the Company has completed the acquisition of an additional 764,199 shares  of Aqua Farming Tech, Inc. (“AFT”) from unrelated parties giving it a total of approximately  90.5% of the outstanding shares of AFT or controlling interest.  AFT is a California company that operates a large aquaculture operation on two parcels of land totaling 118.9 acres.   It includes a large working fish farm/hatchery , 90 masonry tanks, 5 wells, 12 earthen ponds, a newly constructed 221 kW-DC Photovoltaic electric generating system estimated to produce 381,267 kWh annually, a second newly constructed 176.25 kW-DC Photovoltaic System, which is estimated to produce 286,996 kWh annually, a fish processing facility, shop facilities, 3 out buildings, 3 60KB generators, 1 200KB generator, 2 backhoes, 2 tractors, 1 delivery truck, various additional equipment and parts inventory as well as a fish inventory of nearly .5 million fish.

Section 3.

Securities and Trading Markets

Item 3.02

Unregistered Sales of Equity Securities

The Company purchased an additional 764,199 shares of AFT from unrelated parties giving it a total of approximately  90.5% of the outstanding shares of AFT or controlling interest for a total price of $2,292,596.  The purchase price was paid with of 382,099 shares of common stock of the Company for a value of $6.00 per share.

Section 9.

Financial Statements and Exhibits

Item 9.01

Financial Statements and Exhibits

Exhibit 10.4

New Global Energy Note dated July 19, 2013

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 23, 2013

New Global Energy, Inc.

/s/  Perry Douglas West

By:   Perry Douglas West, CEO

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